CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 13, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-20891 and 811-5527) of Dreyfus New Jersey Municipal Money Market Fund, Inc.







                                        /s/Ernst & Young LLP
                                        ERNST & YOUNG LLP


New York, New York
May 16, 2003